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                                                   EXHIBIT 24.1


                 INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-80443 of Willowbridge Strategic Trust of our report dated October 14, 1996, our report dated
January 24, 1996 relating to Prudential Securities Futures Management Inc., and our report dated January 29, 1996 relating to Prudential-Bache Capital Return Futures Fund 2, L.P. all appearing in the Prospectus, which are a part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
New York, New York
October 21, 1996